Exhibit 10.1

AMENDMENT AND EXTENSION OF PROMISSORY NOTE

Date: March 11, 2013

This Amendment and Extension of Promissory Note (this “Agreement”), dated March 11, 2013, by and among The Hallwood Group Incorporated, a Delaware corporation (the “Debtor”), and Hallwood Family (BVI), L.P., a British Virgin Islands limited partnership (the “Holder”).

The Holder has loaned to Debtor certain sums evidenced by that certain Promissory Note dated May 9, 2012 made by Debtor payable to the order of Holder in the original principal amount of $10,000,000 (the “Note”; capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Note).

Debtor has previously repaid to Holder $1,252,535.42 of the principal amount of the Note.

Debtor has requested and Holder has agreed, that Holder now advance (the “Advance”) to Debtor an additional $300,000 under the Note, with the result that after such advance, the total principal amount of the Note outstanding will be $9,047,464.58.

The parties also wish to extend the maturity date of the Note and to continue in effect all the other Loan Documents.

NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

Upon receipt of the Advance, the total principal amount of the Note outstanding will be $9,047,464.58.

Section 1 of the Note is hereby amended to read:

1. Principal Payments. The outstanding principal amount of this promissory note (“Note”), together with all unpaid accrued interest, shall be due and payable on June 30, 2015.

The last sentence of Section 2 of the Note is amended to read: “Such interest shall be payable on the last day of each calendar quarter, with the first payment to be paid on or before June 30, 2012 and the final payment to be paid on June 30, 2015.”

All other provisions of the Note and the Loan Documents shall remain in effect and apply to the Note, as extended by this Agreement.

[Signature Page Follows]

DEBTOR:

THE HALLWOOD GROUP INCORPORATED

By:	/s/ Richard Kelley
Name:	Richard Kelley
Title:	Vice President and Chief Financial Officer

HOLDER:

HALLWOOD FAMILY (BVI), L.P.
By: Hallwood G.P. (BVI) Limited, General Partner

By:	/s/ Gert Lessing
Name:	Gert Lessing
Title:	Director